UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

FORTY SEVEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38554	47-4065674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 O’Brien Drive, Suite A Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

(650) 352-4150

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Amendment and Restatement of Certificate of Incorporation

On July 2, 2018, Forty Seven, Inc. filed an amended and restated certificate of incorporation, or the Restated Certificate, with the Secretary of State of the State of Delaware in connection with the closing of our initial public offering of shares of common stock. Our board of directors and stockholders previously approved the Restated Certificate to be effective upon the closing of the initial public offering. The Restated Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of July 2, 2018, we adopted amended and restated bylaws, or the Restated Bylaws, in connection with the closing of our initial public offering. Our board of directors and stockholders previously approved the Restated Bylaws to be effective upon the closing of the initial public offering. The Restated Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Please see the description of the Restated Certificate and the Restated Bylaws in the section titled “Description of Capital Stock” in the final prospectus we filed with the Securities and Exchange Commission on June 28, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (File No. 333-225390).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Forty Seven, Inc.

3.2(1)	Amended and Restated Bylaws of Forty Seven, Inc.

(1)	Previously filed as Exhibit 3.4 to our Registration Statement on Form S-1, as amended (File No. 333-225390), filed with the Securities and Exchange Commission on June 1, 2018, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forty Seven, Inc.
Dated: July 2, 2018
	By:	/s/ Mark A. McCamish
Mark A. McCamish, M.D.
President and Chief Executive Officer